Amendment No. 7
to
Participation Agreement
     This Participation Agreement (the “Agreement”), dated August 31, 1999, by and among AIM VARIABLE INSURANCE FUNDS (“AVIF”), a Delaware trust, INVESCO AIM DISTRIBUTORS, INC. (“AIM”), a Delaware corporation, The United States Life Insurance Company in the City of New York, a New York life insurance company (“Life Company”) and American General Equity Services Corporation (“Underwriter”), an affiliate of Life Company and the principal underwriter of the Contracts (collectively, the “Parties”), is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
ACCOUNTS UTILIZING THE FUNDS
ALL ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE ACCOUNTS
ALL CONTRACTS FUNDED BY THE ACCOUNTS

          All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
          Effective Date: April 30, 2010

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr

	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper

	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK

Attest:	/s/ Lauren W. Jones		By:	/s/ Rodney E. Rishel

	Name:	Lauren W. Jones		Name:	Rodney E. Rishel
	Title:	Asst. Secretary		Title:	Senior Vice President

AMERICAN GENERAL EQUITY
SERVICES CORPORATION

Attest:	/s/ Lauren W. Jones		By:	/s/ John Gatesman

	Name:	Lauren W. Jones		Name:	John Gatesman
	Title:	Asst. Secretary		Title:	President

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